Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to NeoMagic Corporation’s 2003 Stock Plan, by NeoMagic Corporation of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of NeoMagic Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

September 14, 2004